                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                TECHNOLOGY SOLUTIONS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[LOGO]

TECHNOLOGY SOLUTIONS COMPANY
205 NORTH MICHIGAN AVENUE
CHICAGO, ILLINOIS  60601
(312) 228-4500


DEAR STOCKHOLDER:

You are cordially invited to the 1999 Annual Meeting of Stockholders of Technology Solutions Company. The meeting will be held at the offices of Bank of America Illinois, 231 South LaSalle Street, Chicago, Illinois 60697 on Wednesday, April 28, 1999, starting at 10:00 a.m., local time.

The matters to be considered at the meeting are described in the accompanying Proxy Statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore, please complete, sign, date and return your proxy card in the enclosed, post-paid envelope. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

We hope that you can attend the 1999 Annual Meeting, but in any event, please vote your shares by signing and returning your proxy card.

Sincerely,

[SIGNATURE]

WILLIAM H. WALTRIP
CHAIRMAN



April 5, 1999

                               TECHNOLOGY SOLUTIONS COMPANY
                      NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD ON APRIL 28, 1999



TO OUR STOCKHOLDERS

The 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Technology Solutions Company (the "Company") will be held at the offices of Bank of America Illinois, 231 South LaSalle Street, Chicago, Illinois 60697 on Wednesday, April 28, 1999 at 10:00 a.m., local time, for the following purposes:

       1.       To elect three directors, each to serve for a three-year term;

       2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1999; and

       3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 8, 1999, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of those stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during normal business hours, at the principal executive office of the Company, 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601, for a period of ten days prior to the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed, post-paid envelope. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

By order of the Board of Directors,




Paul R. Peterson
Secretary
April 5, 1999

                               TECHNOLOGY SOLUTIONS COMPANY
                          205 NORTH MICHIGAN AVENUE, SUITE 1500
                                 CHICAGO, ILLINOIS 60601

                                     PROXY STATEMENT

                              ANNUAL MEETING OF STOCKHOLDERS
                                      APRIL 28, 1999


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Technology Solutions Company (the "Company") for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Bank of America Illinois, 231 South LaSalle Street, Chicago, Illinois, at 10:00 a.m., local time. The Company's principal executive office is located at 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601.

Each holder of record of shares of Common Stock, $.01 par value, of the Company (the "Common Stock") at the close of business on March 8, 1999 (the "Record Date"), is entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof and will have one vote on each matter considered for each share held on the Record Date. A majority of the shares entitled to vote will constitute a quorum. On the Record Date there were 41,186,360 shares of Common Stock outstanding.

If you are unable to attend the Annual Meeting, you may vote by proxy. The proxy holders will vote your shares according to your instructions. If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors for those items as set forth in this Proxy Statement. The proxy card gives authority to the proxy holders to vote your shares in their discretion on any other matter presented at the Annual Meeting or any adjournment thereof. A proxy may indicate that all or a portion of the shares represented by that proxy are not being voted by a stockholder with respect to a particular matter. Any such non-voted shares will be considered present for the purpose of determining the presence of a quorum.

You may revoke your proxy at any time prior to voting at the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the Annual Meeting and voting in person.

The Company will bear the cost of preparing, handling, printing and mailing this Proxy Statement, the related proxy card and any additional material which may be furnished to stockholders, as well as the actual expense incurred by brokerage houses, fiduciaries and custodians in forwarding those materials to beneficial owners of Common Stock held in their names. The solicitation of proxies will be made by the use of the mail and through direct communication with certain stockholders or their representatives by certain officers, directors or employees of the Company who will receive no additional compensation therefor. The Company has retained Morrow & Co., Inc., of New York, New York, a proxy soliciting organization, to solicit management proxies for the Annual Meeting. Their fees for soliciting proxies are estimated to be approximately $7,500, plus reasonable out-of-pocket expenses. This Proxy Statement and the related proxy card are first being sent or given to stockholders on or about April 5, 1999.

The Company effected a three-for-two split of the Common Stock on August 10, 1998 (the "1998 Stock Split"). All share and per share data included in this Proxy Statement reflect the 1998 Stock Split.

                                  ELECTION OF DIRECTORS


The Board of Directors consists of seven persons and is divided into three classes with three-year terms of office ending in different years. The terms of the Class II Directors expire this year. The Board of Directors has nominated three persons for election as directors in Class II to serve until the Annual Meeting of Stockholders held in 2002 and until their successors have been elected and qualified. The terms of the current Class III and I Directors expire in 2000 and 2001, respectively.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three Class II nominees recommended by the Board of Directors. Directors are elected by a plurality of the votes cast. Stockholders may not cumulate their votes. The three nominees receiving the highest number of votes will be elected. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees recommended by the Board of Directors.


                                  NOMINEES FOR DIRECTOR


               CLASS II -- NOMINEES TO SERVE UNTIL THE 2002 ANNUAL MEETING:

MICHAEL J. MURRAY, age 54, has been a Director of the Company since July 1988. Mr. Murray is President of Global Corporate and Investment Banking at Bank of America Corporation and a member of the corporation's Policy Committee. Reporting to Mr. Murray are the Global Capital Raising and Global Markets; International Corporate Banking Group, U.S. & Canada Group, and Principal Investing. From March 1997 until the BankAmerica-NationsBank merger in 1998,
Mr. Murray headed BankAmerica Corporation's Global Wholesale Bank and was responsible for its business with large corporate, international, and government clients around the world. Mr. Murray was named a BankAmerica vice chairman and head of the U.S. and International Groups in September 1995. He had been responsible for BankAmerica's U.S. Corporate Group since BankAmerica's merger with Continental Bank Corporation in September 1994. Prior to the BankAmerica-Continental Bank merger, he was vice chairman and head of Corporate Banking for Continental Bank, which he joined in 1969. He is also currently serving as a Director of CNF Transportation Inc., a transportation company located in Palo Alto, California.

STEPHEN B. ORESMAN, age 66, has been a Director of the Company since July 1988. Since 1990, he has served as President of Saltash, Ltd., a management consulting firm. He previously served as Senior Vice President of Booz, Allen & Hamilton, Inc. and Chairman of Booz, Allen & Hamilton International, parent and subsidiary consulting firms. He is also currently serving as a Director of Cleveland-Cliffs Inc. and TriNet Corporate Realty Trust, Inc.

RAYMOND P. CALDIERO, age 59, has been a Director of the Company since January 1998. He has served as Chairman, President and Chief Executive Officer of CII Inc., a business consulting firm, since 1990. He was employed with Marriott Corporation for over 18 years with his final position being Senior Vice President and Assistant to the Chairman in December 1989. He is also currently serving as a Director of EnviroSource Corporation of Horsham, Pennsylvania.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR ELECTION OF THE NOMINEES LISTED ABOVE.

                    MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE


                    CLASS III -- SERVING UNTIL THE 2000 ANNUAL MEETING:

JOHN R. PURCELL, age 67, has been a Director of the Company since July 1988. He has served as Chairman and Chief Executive Officer of Grenadier Associates, Ltd., a venture banking, merger and acquisition consulting firm, since 1989. From February 1991 until 1997, he served as Chairman of Donnelley Marketing, Inc., a direct marketing company. From 1987 until 1990, he served as Chairman of Mindscape, Inc., an educational entertainment computer software company. From 1982 until 1986, he served as Chairman and President of SFN Companies, Inc., a communications company. He previously served as Executive Vice President of CBS, Inc. and Senior Vice President, Finance of Gannett Co., Inc. He is also currently serving as a Director of Bausch & Lomb, Inc., Omnicom Group Inc., and Journal Register Company.

WILLIAM H. WALTRIP, age 61, has been a Director of the Company since December 1992 and Chairman of the Board since June 1993. He also served as Chief Executive Officer from June 1993 to June 1995. From 1996 until 1998, he served as the Chairman of the Board of Directors and, during 1996, served as Chief Executive Officer of Bausch & Lomb, Inc. From 1991 to 1993, he was Vice Chairman of Unifax, Inc., a broad-line food service distributor. From 1985 to 1988, he was President, Chief Operating Officer and a Director of IU International, a diversified services company with major interests in transportation, environmental services and distribution. From 1982 to 1985, he was President, Chief Executive Officer and a Director of Purolator Courier Corporation and from 1972 to 1982, he was President, Chief Operating Officer and Director of Pan American World Airways, Inc. He is also currently serving as a Director of Bausch & Lomb, Inc., the Teachers Insurance and Annuity Association and Thomas & Betts Corporation.

                     CLASS I -- SERVING UNTIL THE 2001 ANNUAL MEETING:

JOHN T. KOHLER, age 52, is currently the President and Chief Executive Officer of the Company and has been a Director of the Company since June 1994. He joined the Company as Senior Vice President in June 1992, was promoted to Executive Vice President and named to the Office of the Chairman in September 1993, became President and Chief Operating Officer in January 1994 and became Chief Executive Officer in June 1995. From 1986 to 1992, he was Senior Vice President and Chief Information Officer of Kimberly-Clark Corp. From 1983 to 1986, he was a partner and regional practice director for the Midwest Region consulting practice of Arthur Young. He is also currently serving as a Director of Follett Corporation and Infosis Corp.

MICHAEL R. ZUCCHINI, age 52, has been a Director of the Company since October 1997. He has served as Chief Technology Officer of Fleet Financial Group, a financial services company, since April 1997 and as Vice Chairman since 1993. Since January 1997, he has served as Chairman of the Bankers Roundtable Subcommittee on Legislation and Regulation charged with interacting with Congress on issues related to technology. He is also currently serving as a Director of Visa U.S.A., Inc., a credit card company.

                            DIRECTORS' MEETINGS AND COMMITTEES

The Board of Directors held two regular meetings and four special meetings during the seven-month transition period ended December 31, 1998 (the "Transition Period"). With the exception of Mr. Murray, who attended all but one of the meetings of the Board of Directors, and Mr. Oresman, who attended all but two of the meetings of the Board of Directors, each director attended all of the meetings of the Board and committees thereof on which he served.

The Board of Directors has an Audit Committee presently composed of Messrs. Caldiero, Murray and Oresman. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent accountants and recommends the appointment of independent accountants to the Board of Directors. See "Ratification of Appointment of Independent Accountants." The Audit Committee met twice during the Transition Period.

The Board of Directors has a Compensation Committee presently composed of Messrs. Purcell and Zucchini. The Compensation Committee approves all executive compensation and stock option grants. The Compensation Committee held two regular meetings and two special meetings during the Transition Period.

Those directors who are not employees of the Company ("Outside Directors") receive an annual fee of $25,000 plus reimbursement of expenses incurred in attending meetings.

In addition, each Outside Director presently holds stock options issued under the Technology Solutions Company 1993 Outside Directors Plan, as amended (the "1993 Plan") or the Technology Solutions Company 1996 Stock Incentive Plan (the "1996 Plan"). Any new Outside Director will receive an option to purchase 40,500 shares of Common Stock with a per share exercise price equal to the closing price of a share of Common Stock as reported on The Nasdaq Stock Market -Registered Trademark- on the day the stock option is granted. In addition, an option to purchase 40,500 shares of Common Stock will be granted to each Outside Director at the time that a previously issued stock option granted under the 1993 Plan or the 1996 Plan to that director becomes exercisable in full (assuming he is an Outside Director at that time). Each stock option granted to Outside Directors under the 1996 Plan becomes exercisable in thirty-six monthly installments of 1,125 shares each, commencing on the last day of the calendar month immediately following the grant of the option.

The Board of Directors does not have a nominating committee. Selection of nominees for the Board is made by the entire Board of Directors. The names of persons to be considered by the Board as potential nominees for the Company's Board of Directors should be directed to the Company's Secretary, Paul R. Peterson, at 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601.

                                RATIFICATION OF APPOINTMENT
                                OF INDEPENDENT ACCOUNTANTS


The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1999. Approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the stockholders present, in person or by proxy, at the Annual Meeting and entitled to vote thereon. If the appointment is not ratified, the appointment of other independent accountants will be considered by the Board of Directors. Abstentions will have the same effect as votes against the proposal. Shares not voted by a broker acting as nominee because the broker lacks discretionary authority to vote will be considered as not being in attendance for the vote on the proposal. PricewaterhouseCoopers LLP has audited the Company's financial statements since the fiscal year ended May 31, 1991, including those for the Transition Period. Representatives of PricewaterhouseCoopers LLP are expected to be at the Annual Meeting and will be available to respond to appropriate questions and will also have the opportunity make a statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                              EXECUTIVE OFFICER COMPENSATION


The following table (the "Compensation Table") sets forth summary information concerning the compensation during the periods indicated of the Company's Chief Executive Officer and its four other most highly compensated executive officers during the Transition Period (collectively, the "Named Executive Officers"):


                                SUMMARY COMPENSATION TABLE

                                                                 -----------------------------------------------------
                                                                                                       LONG-TERM
                                                                              ANNUAL                  COMPENSATION
                                                                           COMPENSATION                  AWARDS
----------------------------------------------------------------------------------------------------------------------
                                                                                                       SECURITIES
                                                     FISCAL                                            UNDERLYING
          NAME AND PRINCIPAL POSITION                 YEAR         SALARY ($)        BONUS($)          OPTIONS (#)
------------------------------------------------ --------------- ---------------- ---------------- -------------------
William H. Waltrip                                      1998(1)    108,333             100,000             50,000
Chairman of the Board                                   1998       100,000              22,000            112,500
                                                        1997       100,000             100,000            168,750
                                                        1996       176,000             125,000             67,500
------------------------------------------------ --------------- ---------------- ---------------- -------------------
John T. Kohler                                          1998(1)    320,833             230,000             75,000
President and Chief Executive Officer                   1998       550,000             150,000            168,750
                                                        1997       525,000             460,000            168,750
                                                        1996       484,000             460,000            101,625
------------------------------------------------ --------------- ---------------- ---------------- -------------------
Kelly D. Conway                                         1998(1)    266,667             120,000             65,000
Group President                                         1998       440,000             100,000            135,000
                                                        1997       400,000             225,000            199,125
                                                        1996       340,000             385,000(2)         320,625
------------------------------------------------ --------------- ---------------- ---------------- -------------------
Paul R. Peterson                                        1998(1)    128,333              50,000              7,500
Senior Vice President,                                  1998       220,000              26,000             33,750
General Counsel and Secretary                           1997       200,000              80,000             45,000
                                                        1996       180,000             140,000(3)          16,875
------------------------------------------------ --------------- ---------------- ---------------- -------------------
James S. Carluccio(4)                                   1998(1)    262,500                 ---             25,000
Executive Vice President and                            1998       450,000              50,000             22,500
Chief Technology Officer                                1997       450,000             230,000             67,500
                                                        1996       430,000             320,000             33,750
------------------------------------------------ --------------- ---------------- ---------------- -------------------

-----------------------------
 (1) The compensation figures reported cover the Transition Period from June 1, 1998 through December 31, 1998.

 (2) $55,000 of the Fiscal 1996 bonus represents the accrual charge to earnings under the employee retention program announced by the Company in February 1994. Under this program, substantially all employees of the Company, excluding Messrs. Waltrip, Kohler and Carluccio, were awarded a special compensation of 50 percent of their February 1994 base salary if they remained with the Company for at least two years. This special compensation vested 50 percent on March 1, 1995, and 50 percent on March 1, 1996. Under the terms of this program, Mr. Conway received a total of $110,000.

 (3) $40,000 of the Fiscal 1996 bonus represents the accrual charge to earnings under the employee retention program described in Note 2 above. Under the terms of this program, Mr. Peterson received a total of $80,000.

 (4) Mr. Carluccio's employment with the Company terminated effective February 11, 1999.

OPTION GRANTS

The following table sets forth information with respect to individual grants of options that were made during the Transition Period to each of the Named Executive Officers and the potential realizable value of these options assuming five percent and ten percent rates(1) of compound appreciation in the market value of the Common Stock over the term of the option grants. The table also relates those values to the gains that would be realized by all holders of Common Stock if those rates of appreciation were achieved. No stock appreciation rights were granted in the Transition Period.


                            OPTION GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------------
                                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                                        ASSUMED ANNUAL RATES OF STOCK PRICE
                                                INDIVIDUAL GRANTS(2)                       APPRECIATION FOR OPTION TERM
-----------------------------------------------------------------------------------------------------------------------------
                                                PERCENT OF
                                                  TOTAL
                                 NUMBER OF       OPTIONS
                                 SECURITIES     GRANTED TO
                                 UNDERLYING     EMPLOYEES      EXERCISE
                                  OPTIONS       IN FISCAL       PRICE     EXPIRATION
             NAME               GRANTED (#)       YEAR          ($/SH)       DATE            5%($)(1)            10%($)(1)
-----------------------------------------------------------------------------------------------------------------------------
William H. Waltrip                 50,000(3)         4%          21.75     06/25/08           683,923            1,733,195
-----------------------------------------------------------------------------------------------------------------------------
John T. Kohler                     75,000(3)         6%          21.75     06/25/08         1,025,884            2,599,792
-----------------------------------------------------------------------------------------------------------------------------
Kelly D. Conway                    65,000(3)         5%          21.75     06/25/08           889,100            2,253,153
-----------------------------------------------------------------------------------------------------------------------------
Paul R. Peterson                    7,500(3)         1%          21.75     06/25/08           102,588              259,979
-----------------------------------------------------------------------------------------------------------------------------
James S. Carluccio                 25,000(3)         2%          21.75     05/11/99           341,961              866,597
-----------------------------------------------------------------------------------------------------------------------------
Potential gain by all
   common stockholders(4)           --               --           --          --          560,365,052        1,420,075,064
-----------------------------------------------------------------------------------------------------------------------------

------------------------
(1) Amounts reflect assumed rates of appreciation set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Company's Common Stock and overall stock market conditions. No assurance can be given that the amounts reflected in these columns will be achieved.

(2) Upon a sale of substantially all of the business and assets of the Company, the Board may accelerate the exercisability of these options.

(3) Subject to option provisions regarding termination of employment, one third of these options will become exercisable on June 25, 1999, and 1/36 of these options become exercisable on the last day of each calendar month for 24 months thereafter.

(4) The future hypothetical value of one share of Common Stock based on a fair market value of $21.75 on June 25, 1998, and assumed rates of appreciation of five percent and ten percent through June 25, 2008, would be $35.43 and $56.41, respectively. The potential realizable value for all holders of Common Stock is based on 40,966,975 shares of Common Stock outstanding as of December 31, 1998.

                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FISCAL YEAR END OPTION VALUES

-----------------------------------------------------------------------------------------------------------------------------
                                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                                  OPTIONS AT DEC. 31, 1998(#)   OPTIONS AT DEC. 31, 1998($)
                                    SHARES                        ---------------------------   ---------------------------
                                  ACQUIRED ON       VALUE
             NAME                 EXERCISE (#)   REALIZED ($)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------
William H. Waltrip                    ----         ----           333,016         134,359       1,055,602           19,724
-----------------------------------------------------------------------------------------------------------------------------
John T. Kohler                      246,750      2,700,037        393,761         187,489       1,410,770           19,724
-----------------------------------------------------------------------------------------------------------------------------
Kelly D. Conway                       ----           ----         371,142         165,687       1,642,934           23,285
-----------------------------------------------------------------------------------------------------------------------------
Paul R. Peterson                      ----           ----         173,516          31,872       1,024,063            5,261
-----------------------------------------------------------------------------------------------------------------------------
James S. Carluccio                    ----           ----         345,000          47,500       2,168,557            7,892
-----------------------------------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

The Company has entered into an employment agreement with Mr. William H. Waltrip to serve as its Chairman of the Board of Directors. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days' written notice. If Mr. Waltrip's employment is terminated by the Company, he will be entitled to receive his salary and health insurance benefits for a one-year period following the termination. If, following a change in control of the Company (i) Mr. Waltrip's title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to relocate for a period in excess of six months to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary and health insurance benefits for a one-year period following the termination. Each of Mr. Waltrip's options to purchase Common Stock that is not then fully exercisable will become exercisable in full upon a change in control of the Company. If Mr. Waltrip's employment with the Company is terminated because of his death or disability, he or his designated beneficiary will be entitled to receive his salary and health insurance benefits for a one-year period following the termination. Mr. Waltrip's current annual salary is $300,000.

The Company has entered into an employment agreement with Mr. John T. Kohler to serve as its President and Chief Executive Officer. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days' written notice. If Mr. Kohler's employment is terminated by the Company, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following the termination, or until he is re-employed. If, following a change in control of the Company (i) Mr. Kohler's title, position, duties or salary are diminished and he resigns within 90 days thereafter, or
(ii) his employment with the Company is terminated following his refusal to relocate for a period in excess of six months to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following the termination. Each of Mr. Kohler's options to purchase Common Stock that is not then fully exercisable will become exercisable in full upon a change in control of the Company. If Mr. Kohler's employment with the Company is terminated because of his death or disability, he or his designated beneficiary will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. Mr. Kohler's current annual salary is $550,000.

The Company has entered into an employment agreement with Mr. Kelly D. Conway to serve as its Group President. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days' written notice. If Mr. Conway's employment is terminated by the Company, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following the termination, or until he is re-employed. If, following a change in control of the Company (i) Mr. Conway's title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to relocate for a period in excess of six months to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following the termination. Each of Mr. Conway's options to purchase Common Stock that is not then fully exercisable will become exercisable in full upon a change in control of the Company. If Mr. Conway's employment with the Company is terminated because of his death or disability, he or his designated beneficiary will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. Mr. Conway's current annual salary is $480,000.

The Company has entered into an employment agreement with Mr. Paul R. Peterson to serve as its Senior Vice President, General Counsel and Secretary. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days' written notice. If Mr. Peterson's employment is terminated by the Company, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. If, following a change in control of the Company (i) Mr. Peterson's title, position, duties or salary are diminished and he resigns within 90 days thereafter, or
(ii) his employment with the Company is terminated following his refusal to permanently relocate to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. If Mr. Peterson's employment with the Company is terminated because of his death or disability, he or his designated beneficiary will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. Mr. Peterson's current annual salary is $220,000.

Mr. Carluccio's employment with the Company terminated effective February 11, 1999. The Company has entered into a separation agreement with Mr. Carluccio pursuant to which the Company has agreed to pay, subject to Mr. Carluccio's compliance with certain terms of his employment agreement, the following: (i) an amount representing his annual salary and average bonus, payable on February 15, 1999; (ii) an amount representing his annual salary, payable twice monthly over the two-year period commencing on the termination date; and (iii) an amount representing his average bonus, payable on February 15, 2000. In addition, the Company has agreed to forgive an advance made to Mr. Carluccio in the amount of $36,000, and to continue his health insurance and short-term disability benefits until the earlier of February 11, 2001 or such time as Mr. Carluccio secures other employment.

                                    OTHER TRANSACTIONS


On January 4, 1999, the Company extended by one year the payment date for a loan in the amount of $600,000 made to Mr. Kohler on January 6, 1998. The loan is payable on demand but no later than January 5, 2000, and bears interest at the rate of 5.7 percent per annum. Mr. Kohler's outstanding balance and accrued interest as of March 31, 1999 was $642,180.

On November 12, 1998, the Company made a loan of $1,200,000 to Mr. Conway with a five-year term that, to the extent not forgiven in whole or in part as described below, is payable on demand upon the cessation of Mr. Conway's employment with the Company or its affiliates. The loan bears interest at the rate of 4.51 percent per annum, and so long as Mr. Conway remains employed by the Company or its affiliates, the principal amount of the loan (and interest accrued thereon) will be forgiven over a five-year period, as follows: 25% of the principal amount on November 12, 1999; $25,000 in principal per month for the next twelve months; $20,000 in principal per month for the next twenty-four months; and $10,000 in principal per month for the next twelve months. Mr. Conway's outstanding balance and accrued interest as of March 31, 1999 was $1,220,746.

                              COMPENSATION COMMITTEE REPORT
                                ON EXECUTIVE COMPENSATION


TSC'S COMPENSATION PHILOSOPHY

The Company recognizes that the success of a computer system design and implementation consulting business is based on the performance of its employees, and that its employees are the Company's primary asset. With that understanding, the Compensation Committee of the Board of Directors (the "Compensation Committee") applies the following operating principles in its duties as administrator of the Company's Executive Compensation program:

         1. Be competitive in all aspects of the compensation program and consistently demonstrate a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

         2. Award stock options to executives in order to align management's and stockholders' interests.

         3. Provide variable compensation opportunities based on the financial performance of the Company -- when objectives are met or exceeded, the incentive awards can be attractive; when objectives are not met, those rewards generally are not distributed.

         4. Adhere to a compensation strategy that effectively balances short- and long-term goals of the Company.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

The Compensation Committee, presently comprised of two outside board members, makes executive compensation decisions. In making these decisions, the Compensation Committee considers recommendations made by the Company's senior management team. Key components of the Company's Executive Compensation program include:

         1. Base salary -- designed to compensate executives competitively within the industry.

         2. Cash bonus/stock option awards -- designed to help provide a direct link between executive compensation and the individual's role in helping the Company attain annual performance measures.

The Compensation Committee believes this Executive Compensation program effectively serves the interests of both the Company and its stockholders. The Compensation Committee also believes the program allows the Company to attract and retain outstanding executives, and motivates these executives to perform at the highest levels.

CEO COMPENSATION

Mr. Kohler's compensation is substantially related to the Company's performance because his employment agreement provides for an annual bonus based, in part, on the Company's achievement of certain revenue and profitability levels. In the Transition Period, Mr. Kohler received a salary of $320,833 and options to purchase 75,000 shares of Common Stock. Mr. Kohler's salary, bonus, and option award during the Transition Period reflect the strategic importance of Mr. Kohler to the Company, his current contribution to the Company and his anticipated future contributions toward achievement of the Company's growth objectives.

The foregoing report has been furnished by the Compensation Committee.

         The Compensation Committee of the Board of Directors

              John R. Purcell
              Michael R. Zucchini

                      SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information as of February 28, 1999 concerning the beneficial ownership of Common Stock for each Director, Named Executive Officer and all Directors and executive officers as a group. Unless otherwise noted, the listed persons have sole voting and investment power with respect to the shares held in their names, subject to community property laws if applicable.


                                                                      NUMBER             % OF TOTAL
                                                                        OF               OUTSTANDING
DIRECTOR NAME                                                         SHARES               SHARES
-------------                                                       -----------         -----------
    John T. Kohler                                                  670,320  (1)            1.4
    William H. Waltrip                                              364,270  (2)             *
    Raymond P. Caldiero                                              18,000  (3)             *
    Michael J. Murray                                               342,211  (4)             *
    Stephen B. Oresman                                              100,462  (5)             *
    John R. Purcell                                                 881,250  (6)            1.9
    Michael R. Zucchini                                              28,927  (7)             *

NAMED
EXECUTIVE OFFICERS
------------------
    John T. Kohler                                                  670,320  (1)            1.4
    William H. Waltrip                                              364,270  (2)             *
    Kelly D. Conway                                                 424,629  (8)             *
    Paul R. Peterson                                                189,106  (9)             *
    James S. Carluccio                                              438,286 (10)             *
    All Directors and Executive
       Officers as a group (11 persons)                           3,596,472 (11)            7.7

------------------------------
*  less than one percent
(1) Includes 431,265 shares which Mr. Kohler has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.
(2) Includes 364,270 shares which Mr. Waltrip has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.
(3) Includes 18,000 shares which Mr. Caldiero has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.
(4) Includes 84,375 shares which Mr. Murray has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.
(5) Includes 43,875 shares which Mr. Oresman has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.
(6) Includes 84,375 shares which Mr. Purcell has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days. Includes 16,875 shares held by Mr. Purcell's wife and 195,000 shares held by The Purcell Foundation.
(7) Includes 21,375 shares which Mr. Zucchini has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days. Includes 1,687 shares held by Mr. Zucchini's wife.
(8) Includes 408,270 shares which Mr. Conway has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.
(9) Includes 82,268 shares which Mr. Peterson has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.
(10) Includes 347,500 shares which Mr. Carluccio has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.
(11) Includes 2,016,147 shares which directors and executive officers have the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

                   ADDITIONAL INFORMATION RELATING TO VOTING SECURITIES

The following table sets forth the holders of Common Stock known to the Company, as of February 28, 1999, based on a review of reports on Schedule 13G filed with the SEC, to own beneficially more than five percent of the Company's Common Stock.


                      NAME AND                                      NUMBER
                     ADDRESS OF                                    OF SHARES           PERCENT
                  BENEFICIAL OWNER                                   OWNED             OF CLASS( 1)
      ------------------------------------------             ------------------        ------------

            Massachusetts Financial Services
            Company
            500 Boylston Street
            Boston, MA  02116-3741                             4,806,779 (2)              11.7%

            Dresdner RCM Global Investors LLC
            Dresdner RCM Global Investors US Holdings LLC
            Four Embarcadero Center
            San Francisco, CA  94111
            Dresdner Bank AG
            Jurgen-Ponto-Platz 1
            60301 Frankfurt, Germany                           3,973,450 (3)               9.7%


            GeoCapital LLC
            767 Fifth Avenue, 45th Floor
            New York, NY  10153                                3,172,149 (4)               7.8%

------------------------

(1) Calculated on the basis of the actual number of outstanding shares as of February 28, 1999 in the amount of 40,971,821.

(2) Based on the most recent report on Schedule 13G, Massachusetts Financial Services Company represented that it has sole voting power with respect to 4,675,854 shares and sole dispositive power with respect to 4,806,779 shares.

(3) Based on the most recent joint report on Schedule 13G, Dresdner RCM Global Investors LLC and Dresdner RCM Global Investors US Holdings LLC each represented that it has sole voting power with respect to 2,611,050 shares and sole dispositive power with respect to 3,858,450 shares; and Dresdner Bank AG represented that it had sole voting power with respect to 2,726,000 shares and sole dispositive power with respect to 3,973,450 shares.

(4) Based on the most recent report on Schedule 13G, GeoCapital LLC represented that it has sole dispositive power with respect to 3,172,149 shares.

                                    PERFORMANCE GRAPH

The following graph compares the Company's cumulative total stockholder return with the S&P Computer Software and Services Index (the "S&P Computer Index") and with The Nasdaq Stock Market-Registered Trademark- U.S. Index (the "Nasdaq Index") for the period beginning May 31, 1993 and ending December 31, 1998, representing the Company's last five full fiscal years and the Transition Period. The comparison is based on the assumption that $100.00 was invested on May 31, 1993 in each of the Company's Common Stock, the S&P Computer Index and the Nasdaq Index.

Note: The stock price performance shown below is not necessarily indicative of future price performance.


                             May 31, 1993   May 31, 1994  May 31, 1995  May 31, 1996  May 31, 1997  May 31, 1998  Dec. 31, 1998
                             ------------   ------------  ------------  ------------  ------------  ------------  -------------
TSC                           $       100   $         56  $         89  $        337  $        518  $        647   $        345
S&P Computer Index            $       100   $        120  $        169  $        236  $        394  $        512   $        530
Nasdaq Index                  $       100   $        105  $        125  $        182  $        205  $        261   $        326


------------------------

 (1) Total return assumes reinvestment of dividends.

                                  STOCKHOLDER PROPOSALS


In order for a stockholder proposal or nomination to be properly presented at the Company's 2000 Annual Meeting of Stockholders (the "2000 Annual Meeting"), the stockholder proponent must comply with the relevant notice requirements contained in the Company's By-laws. These requirements relate to both the timing and content of the notice. To be timely, a stockholder proposal or nomination intended to be brought before the 2000 Annual Meeting must be received by the Company on or after December 30, 1999 and on or prior to January 29, 2000. All proposals and nominations should be directed to the Secretary of the Company.

In addition, any stockholder proposal that is intended to be included in the Company's Proxy Statement for the 2000 Annual Meeting must comply with certain rules and regulations promulgated by the Securities and Exchange Commission. The deadline for submitting any such proposal to the Company for inclusion in its Proxy Statement for the 2000 Annual Meeting is December 7, 1999.


If a stockholder proposal is properly presented at the 2000 Annual Meeting in accordance with the requirements described above and is not included as an agenda item in the Company's Proxy Statement for that meeting, the designated proxy holders will be permitted to exercise discretionary voting authority with respect to that proposal if, in the Proxy Statement, the Company advises stockholders of the nature of the proposal and how the proxy holders intend to vote. Nevertheless, the proxy holders will not have discretionary voting authority if the stockholder proponent satisfies certain requirements of the Securities and Exchange Commission, including the mailing of a separate proxy statement to stockholders.



                 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of such reports and written representations from certain Reporting Persons, the Company has determined that all Reporting Persons complied with all filing requirements applicable to them in the Transition Period, except that each of Messrs. Steven Scharkss and Gerald Komlofske filed their Annual Statement of Beneficial Ownership of Securities within ten days after the required filing date. The Form 5 filed by Mr. Scharkss reported three transactions, and Mr. Komlofske's Form 5 reported four transactions.

                              ANNUAL REPORT TO STOCKHOLDERS

A copy of the Company's Transition Report on Form 10-K for the Transition Period, without exhibits, accompanies this Proxy Statement. Financial inquiries should be directed to Martin T. Johnson, Senior Vice President and Chief Financial Officer, Technology Solutions Company, 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601. Telephone (312) 228-4500.

                                      OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

                                    OTHER INFORMATION

STOCK LISTING

The Nasdaq Stock Market-Registered Trademark-



STOCK SYMBOL

TSCC



TRANSFER AGENT AND REGISTRAR

ChaseMellon Shareholder Services
111 Founders Plaza
11th Floor
East Hartford, CT  06108


INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP
Chicago, IL

PROXY

                          TECHNOLOGY SOLUTIONS COMPANY

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 28, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of Technology Solutions Company (the "Company") does hereby acknowledge receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and does hereby constitute and appoint William H. Waltrip and John T. Kohler or either of them, with full power of substitution, to vote all shares of stock of the Company that the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders of the Company to be held on April 28, 1999 at 10:00 a.m., Local Time, at the offices of Bank of America Illinois, 231 S. LaSalle Street, Chicago, Illinois, and at any adjournment thereof, as indicated on the reverse side.

                  (Please date and sign on reverse side)

-----------------------------------------------------------------------------
                           FOLD AND DETACH HERE

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no election is made, this Proxy will be voted for the three nominees listed in Proposal 1, and for the proposal to ratify the appointment of PricewaterhouseCoopers LLP. Please mark Box Yes / / or No / /.

1. The Election of Class II Directors.

        FOR all            WITHHOLD
        nominees           AUTHORITY
        listed          for all nominees
                            listed

         /  /                /  /

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike that nominee's name from the names listed below.

    Michael J. Murray, Stephen B. Oresman and Raymond P. Caldiero

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 1999.

               / / FOR      / / AGAINST      / / ABSTAIN

3. As such proxies may in their discretion determine upon such other matters as may properly come before the meeting.

THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND, IN THE ABSENCE OF SUCH INSTRUCTIONS, SHALL BE VOTED FOR THE NOMINEES LISTED ABOVE AND IN FAVOR OF PROPOSAL 2. IF OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED ON THOSE MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES.

You are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

When signing the proxy, please take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing. Corporations and partnerships should sign in their full corporate or partnership names by a duly authorized person.

Dated: _________________________, 1999


______________________________________
             Signature


______________________________________
      Signature if held jointly


------------------------------------------------------------------------------
                         FOLD AND DETACH HERE